Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50369) of Crown Cork & Seal Company, Inc. of our report dated June 7, 1996 appearing on Page 6 of this Form 11-K.



PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
June 25, 1996